Exhibit 3.15

Delaware PAGE 1

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “GARDNER DENVER HOLDINGS INC.” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE THIRTY-FIRST DAY OF MARCH, A.D. 1992, AT 2 O ‘CLOCK P.M.

CERTIFICATE OF OWNERSHIP, FILED THE TWENTY-EIGHTH DAY OF JANUARY, A.D. 1993, AT 1:30 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE TWENTY-NINTH DAY OF JANUARY, A.D. 1993.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “NORAMPTCO, INC.” TO “GARDNER DENVER HOLDINGS INC.”, FILED THE NINTH DAY OF AUGUST, A.D. 1996, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FIFTH DAY OF FEBRUARY, A.D. 1999, AT 4:30 O’CLOCK P.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SEVENTEENTH DAY OF OCTOBER, A.D. 2001, AT 9 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID

2292934 8100H            [STATE SEAL]/s/ Harriet Smith Windsor

050506817	Harriet Smith Windsor, Secretary of State
	AUTHENTICATION:	3958694
	DATE:	06-17-05

Delaware PAGE 2

The First State

CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE

AFORESAID CORPORATION.

2292934 8100H	[STATE SEAL]	/s/ Harriet Smith Windsor
050506817		Harriet Smith Windsor, Secretary of State
		AUTHENTICATION:	3958694
		DATE:	06-17-05

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 02:00 PM 03/31/1992

752091008 - 2292934

CERTIFICATE OF INCORPORATION

OF

NORAMPTCO, INC.

The undersigned, in order to form a corporation, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

ARTICLE ONE: The name of the corporation (hereinafter referred to as “this corporation”) is:

NORAMPTCO, INC.

ARTICLE TWO: The address of the registered office of this corporation is to be located at 32 Loockerman Square, Suite L, City of Dover, County of Kent, State of Delaware 19901. The name of the registered agent at that address is The Prentice-Hall Corporation System, Inc.

ARTICLE THREE: The nature of the business of, and purposes to be conducted or promoted by, this corporation are to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

ARTICLE FOUR: The total number of Shares of stock which this corporation shall have authority to issue is 3,000 shares, of which 2,000 shares shall be preferred stock, par value $1.00 per share (the “Preferred Stock”), and 1,000 shares shall be common stock, par value $1.00 per share (the “Common Stock”).

ARTICLE FIVE: The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article FIVE, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and the voting powers thereof, full or limited, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(a)               The number of shares constituting that series and the distinctive designation of that series;

(b)               The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(c)               Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(d)               Whether that series shall have, conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

(e)               Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(f)              Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(g)              The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of this corporation, and the relative rights of priority, if any, of payment of shares of that series; and

(h)               Any other relative rights, preferences and limitations of that series.

ARTICLE SIX: The name and mailing address of the incorporator is:

Christopher T. Lamal

c/o Boyle, Vogeler & Haines

1270 Avenue of the Americas

25th Floor

New York, NY 10020

ARTICLE SEVEN: The number of directors of this corporation constituting the entire Board of Directors shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. Election of director need not be by written ballot unless the by-laws of this corporation so provide.

ARTICLE EIGHT: The Board of Directors of this corporation is expressly authorized to make, alter or repeal by-laws of this corporation, but the stockholders may make additional by-laws and may alter or repeal any by-law whether adopted by them or otherwise.

ARTICLE NINE: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

ARTICLE TEN: No director of this corporation shall be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor the repeal of this Article TEN, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article TEN, shall be effective with respect to any cause of action, suit, claim or other matter that, but for this Article TEN, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE ELEVEN: This corporation shall, to the fullest extent permitted by Delaware law, indemnify each officer and director of this corporation and, in connection therewith, to the full extent permitted by Delaware law, advance expenses to all such persons in connection with the investigation and defense of indemnifiable actions brought against them. Directors and officers of this corporation shall not be obligated to repay funds so advanced unless it shall be specifically determined that such director or officer shall not be entitled to such indemnification.

IN WITNESS WHEREOF, I hereunto sign my name and affirm that the statements made herein are true under the penalties of perjury on March 31, 1992.

/s/ Christopher T. Lamal

Christopher P. Lamal

Sole Incorporator

0364u

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 01:30 PM 01/28/1993

930285434 - 2292934

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

NORTH AMERICAN PNEUMATIC TUBE CO., INC.

INTO

NORAMPTCO, INC.

* * * * * * * *

NORTH AMERICAN PNEUMATIC TUBE CO., INC., a corporation organized and existing under the laws of the State of New York, DOES HEREBY CERTIFY:

FIRST: That this corporation was incorporated on the 21st day of February, 1975, pursuant to the Business Corporation Law of the State of New York, the provisions of which permit the merger of a corporation of another state and a corporation organized and existing under the laws of said state.

SECOND: That this corporation owns all of the outstanding shares of the stock of NORAMPTCO, INC., a corporation incorporated on the 31st day of March, 1992, pursuant to the Delaware General Corporation Law.

THIRD: That the directors of North American Pneumatic Tube Co., Inc., by the following resolutions of its Board of Directors, duly adopted on the 3rd day of April, 1992, by the unanimous written consent of its members, filed with the minutes of the Board, determined to merge itself into said NORAMPTCO, INC.:

WHEREAS, the Corporation desires to merge itself into and with NORAMPTCO, INC., a Delaware corporation and a wholly-owned subsidiary of the Corporation, such that NORAMPTCO, INC. will be the surviving corporation.

NOW, THEREFORE, it is hereby

RESOLVED, that the Plan of Merger presented to the members of the Board of Directors and attached to these resolutions be, and it hereby is, approved and adopted by the Corporation; and be it further

. . . .

RESOLVED, that each of the officers of the Corporation be, and each of them hereby is, acting singly, authorized and directed to take such actions as he may deem necessary, appropriate or desirable in order to effectuate the purpose of the foregoing resolutions and the transaction contemplated thereby.

A copy of said Plan of Merger is attached to this Certificate as Exhibit A. Effective date of this Certificate shall be January 29, 1993.

FOURTH: That the proposed merger has been adopted and approved, and all necessary documents have been certified, executed and acknowledged, by North American Pneumatic Tube Co., Inc., in accordance with the laws of the State of New York, under which the corporation was organized. The proposed merger has been approved by a majority of the shareholders of North American Pneumatic Tube Co., Inc. at a meeting duly called and held.

IN WITNESS WHEREOF, North American Pneumatic Tube Co., Inc., has caused this Certificate to be signed by Jacques Lepage, its President, and attested by Christopher T. Lamal, its Assistant Secretary, this 21st day of April, 1992.

NORTH AMERICAN PNEUMATIC TUBE

CO., INC.

By: /s/ Jacques Lepage, President

Jacques Lepage, President

ATTEST:

By:	/s/ Christopher T. Lamal
Christopher T. Lamal,
Assistant Secretary

0676n

Exhibit A

PLAN OF MERGER

OF

NORTH AMERICAN PNEUMATIC TUBE CO., INC.

INTO

NORAMPTCO, INC.

FIRST: North American Pneumatic Tube Co., Inc., a corporation organized under the laws of the State of New York, owns all of the outstanding shares of NORAMPTCO, INC., a Delaware corporation.

SECOND: There are outstanding 100 shares of Common Stock, par value $1.00 per share, of NORAMPTCO, INC., and all of such shares are owned by North America Pneumatic Tube Co., Inc.

THIRD: The terms and conditions of the proposed merger are as follows:

1. Upon the effective date of the merger, NORAMPTCO, INC. shall continue to exist as the surviving corporation under its present name pursuant to the provisions of the Delaware General Corporation Law. The separate existence of North American Pneumatic Tube Co., Inc., shall cease upon said effective date in accordance with the provisions of the Business Corporation Law of the State of New York.

2.         The number of outstanding shares of North American Pneumatic Tube Co., Inc. is 1,000 shares, all of which are of one class and are Common Shares, and all of which are entitled to vote.

3.         The number of outstanding shares of Common Stock of NORAMPTCO, INC. is 100, and the number of authorized shares is 3,000, of which 1,000 shares are shares of Common Stock and 2,000 shares are shares of Preferred Stock.

4.             The certificate of incorporation of NORAMPTCO, INC. as of the effective date of the merger shall be the certificate of incorporation of the surviving corporation and shall continue in full force and effect until amended or changed as permitted by the provisions of the Delaware General Corporation Law.

5.             The by-laws of NORAMPTCO, INC. as of the effective date of the merger shall be the by-laws of the surviving corporation and shall continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the Delaware General Corporation Law.

6.             The shares of NORAMPTCO, INC. issued to North American Pneumatic Tube Co., Inc. as of the effective date of the merger shall be surrendered to NORAMPTCO, INC. and shall thereupon be retired. Each issued share of North American Pneumatic Tube Co., Inc., shall, upon the effective date of the merger, be converted into one share of Common Stock of NORAMPTCO, INC.

7.       The effective date of the merger herein provided for shall be January 29, 1993.

0669n

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 08/09/1996

960232935 - 2292934

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION

OF

NORAMPTCO, INC.

Pursuant to Section 242 of

the General Corporation Law of

the State of Delaware

NORAMPTCO, INC., a corporation organized and existing under and by virtue of the general Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY:

FIRST: The Certificate of Incorporation of the Corporation is hereby amended by deleting ARTICLE ONE of the Certificate of Incorporation in its present form and substituting therefor a new ARTICLE ONE in the following form:

“ARTICLE ONE: The name of the corporation (hereinafter referred to as “this corporation”) is: Gardner Denver Holdings Inc.”

SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware, (a) the Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability by written consent and (b) the sole holder of the capital stock of the Corporation entitled to vote thereon having duly consented in writing to the adoption of such amendment.

*            *            *

177611.1

1770-0001

2

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment as of the 9th day of August, 1996.

NORAMPTCO, INC.

By:/s/ Jacques Lepage

Name:	Jacques Lepage
Title:	Chairman and Chief
Executive Officer

ATTEST:

/s/ John E. Clarke

Name:	John E. Clarke
Title:	Secretary

177611.1

1770-0001

FROM CORPORATION TRUST-DOVER, DE 302-674-8340	(MON) 2. 8’ 99 11:33/ST. 1’ :28/NO.4260103651 P 2

CERTIFICATE OF CHANGE OF REGISTERED AGENT

AND

REGISTERED OFFICE

*****

Gardner Denver Holdings Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

The present registered agent of the corporation is The Prentice-Hall Corporation Systems, Inc., and the present registered office of the corporation is at 1013 Centre Road, Wilmington, Delaware 19805, in the County of New Castle.

The Board of Directors of Gardner Denver Holdings Inc. adopted the following resolution on January 28, 1999.

RESOLVED, that the registered office of Gardner Denver Holdings Inc. in the state of Delaware be and it hereby is changed to Corporate Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle, and the authorization of the present registered agent of this Corporation be and the same is hereby withdrawn, and THE CORPORATION TRUST COMPANY, shall be and is hereby constituted and appointed the registered agent of this corporation at the address of its registered office.

IN W1TINESS WHEREOF, Gardner Denver Holdings Inc. has caused this statement to be signed by Helen W. Cornell, its Vice President, Corporate Secretary and Treasurer, this 28th day of January 1999.

/s/ Helen W. Cornell

Helen W. Cornell

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 04:30 PM 02/05/1999

991048261 – 2292934

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

It is hereby certified that:

1.	The name of the corporation (herein after called the “corporation”) is GARDNER DENVER HOLDINGS INC.
2.	The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Ste. 400, City of Wilmington 19808, County of New Castle.
3.

The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.	The corporation has authorized the changes herein before set forth by resolution of its Board of Directors.

Signed on October 4, 2001

/s/ Tracy D. Pagliara

TRACY D. PAGLIARA, SECRETARY

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 10/17/2001

010517967 - 2292934

DE BC D-COA CERTIFICATE OF CHANGE 01.98 (#163)

OSO

Delaware PAGE 1

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY “GARDNER DENVER HOLDINGS INC.” IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE SEVENTEENTH DAY OF JUNE, A.D. 2005.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

2292934 8300               [STATE SEAL]/s/ Harriet Smith Windsor

050506817	Harriet Smith Windsor, Secretary of State
	AUTHENTICATION:	3958695
	DATE:	06-17-05

[STATE SEAL]

STATE OF DELAWARE

DEPARTMENT OF FINANCE

DIVISION OF REVENUE

CARVEL STATE BUILDING

820 N. FRENCH STREET

PO. Box 8763

WILMINGTON, DELAWARE 19899-8763

June 21, 2005

T A X

C E R T I F I CAT I O N

This is to certify that, GARDNER DENVER HOLDINGS INC., formed in DE, 13-2805021, has no taxes due to date according to the records of the Delaware Division of Revenue and that there are no tax liens, from tax obligations assessed under the authority of Del. Title 30, therefrom outstanding against the above named as of June 21, 2005.

/s/ William J. Kirby

William J. Kirby

Senior Tax Auditor

For the Director of Revenue